EXHIBIT 99

As more fully described below, during the first quarter of 2008, 3M effected certain business segment realignments. 3M is including in this Current Report on Form 8-K supplemental unaudited reclassified business segment net sales and operating income information (provided on an annual and quarterly basis for the years ended December 31, 2007, 2006 and 2005).

This supplemental unaudited information is being provided to show reclassified historical results for the realigned segments. The Company did not operate under the realigned segments structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2008.

Effective in the first quarter of 2008, 3M made certain changes to its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. These changes are summarized as follows:

•                  3M’s Display and Graphics segment created the Projection Systems Department by combining Visual Systems, 3M Precision Optics Inc. and the Company’s mobile display technology. The new department will focus on bringing 3M technology to the projection market, providing customers with a centralized resource dedicated to developing differentiated solutions. Visual Systems (previously in the Electro and Communications segment) serves the world’s office and education markets with overhead projectors and transparency films, as well as equipment and materials for electronic and multimedia presentations. 3M Precision Optics Inc. and the Company’s mobile display technology were previously part of the Optical Systems Division within the Display and Graphics segment.

•                  3M’s Touch Systems business (previously in the Display and Graphics segment), which includes touch screens and touch monitors, was transferred to the Electro and Communications segment. Touch Systems brings synergistic technologies and strong alignment with 3M’s electronics’ divisions and markets.

•                  Certain adhesives and tapes in the Industrial Adhesives and Tapes business (Industrial and Transportation segment) were transferred to the Consumer and Office segment, primarily related to the Stationery Products business and Construction and Home Improvement business.

Segment information for all periods presented has been reclassified to reflect the new segment structure. There were no changes for the Health Care segment, Safety, Security and Protection Services segment, or 3M in total. The impact of these changes on previously reported 2007 net sales and operating income is summarized as follows:

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2007	Previously			Previously
(Dollars in millions)	Reported	Revised	Change	Reported	Revised	Change
Industrial and Transportation	$7,274	$7,266	$(8)	$1,501	$1,497	$(4)
Health Care	3,968	3,968	—	1,882	1,882	—
Display and Graphics	3,892	3,904	12	1,174	1,163	(11)
Consumer and Office	3,403	3,411	8	688	692	4
Safety, Security and Protection Services	3,070	3,070	—	611	611	—
Electro and Communications	2,775	2,763	(12)	481	492	11
Corporate and Unallocated	80	80		(144)	(144)	—
Total Company	$24,462	$24,462	$—	$6,193	$6,193	$—

3M’s businesses are organized, managed and internally grouped into segments based on differences in products, technologies and services. Effective in the first quarter of 2008, 3M continues to manage its operations in six operating business segments: Industrial and Transportation segment, Health Care segment, Display and Graphics segment, Consumer and Office segment, Safety, Security and Protection Services segment, and the Electro and Communications segment. 3M’s six business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. 3M is not dependent on any single product or market. Transactions among reportable segments are recorded at cost. 3M is an integrated enterprise characterized by substantial intersegment cooperation, cost allocations and inventory transfers. Therefore, management does not represent that these segments, if operated independently, would report the operating income information shown.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2008

Net Sales

NET SALES	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial and Transportation
2007	$1,783	$1,802	$1,805	$1,876	$7,266
2006	1,670	1,660	1,652	1,650	6,632
2005	1,500	1,492	1,518	1,528	6,038

Health Care
2007	$962	$988	$961	$1,057	$3,968
2006	966	1,000	998	1,047	4,011
2005	948	957	926	929	3,760

Display and Graphics
2007	$926	$1,005	$1,017	$956	$3,904
2006	915	906	984	942	3,747
2005	867	866	919	907	3,559

Consumer and Office
2007	$817	$834	$899	$861	$3,411
2006	743	771	850	808	3,172
2005	679	723	789	744	2,935

Safety, Security and Protection Services
2007	$758	$799	$766	$747	$3,070
2006	639	662	691	671	2,663
2005	561	607	581	571	2,320

Electro and Communications
2007	$664	$693	$709	$697	$2,763
2006	649	676	673	656	2,654
2005	597	634	636	630	2,497

Corporate and Unallocated
2007	$27	$21	$20	$12	$80
2006	13	13	10	8	44
2005	14	15	13	16	58

Total Company
2007	$5,937	$6,142	$6,177	$6,206	$24,462
2006	5,595	5,688	5,858	5,782	22,923
2005	5,166	5,294	5,382	5,325	21,167

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2008

Operating Income

Refer to Note 2 and Note 4 to the Consolidated Financial Statements in 3M’s 2007 Annual Report on Form 10-K for disclosure of items that significantly impacted 2007 and 2006 business segment reported operating income. The most significant items impacting 2007 and 2006 operating income are the gain on sale of businesses, primarily the global branded pharmaceuticals business (within the Health Care segment), and restructuring and other actions. Operating income presented in the table that follows includes the impact of these significant items.

Corporate and Unallocated operating income principally includes corporate investment gains and losses, certain derivative gains and losses, insurance-related gains and losses, certain litigation expenses, corporate restructuring program charges and other miscellaneous items. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

OPERATING INCOME

	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial and Transportation
2007	$410	$358	$377	$352	$1,497
2006	379	319	338	302	1,338
2005	308	312	290	296	1,206

Health Care
2007	$1,062	$279	$259	$282	$1,882
2006	298	261	287	999	1,845
2005	272	284	273	285	1,114

Display and Graphics
2007	$296	$350	$283	$234	$1,163
2006	295	239	290	221	1,045
2005	288	271	313	285	1,157

Consumer and Office
2007	$178	$165	$193	$156	$692
2006	151	136	191	155	633
2005	127	149	182	155	613

Safety, Security and Protection Services
2007	$181	$140	$157	$133	$611
2006	158	139	141	111	549
2005	118	142	133	120	513

Electro and Communications
2007	$110	$135	$119	$128	$492
2006	118	113	123	56	410
2005	82	112	117	102	413

Corporate and Unallocated
2007	$(136)	$(30)	$37	$(15)	$(144)
2006	(30)	(32)	(28)	(34)	(124)
2005	(42)	(26)	(41)	(53)	(162)

Total Company
2007	$2,101	$1,397	$1,425	$1,270	$6,193
2006	1,369	1,175	1,342	1,810	5,696
2005	1,153	1,244	1,267	1,190	4,854

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2008

Reconciliation of GAAP to Non-GAAP Operating Income

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company also discusses non-GAAP measures that exclude special items. Operating income measures that exclude special items are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company uses these non-GAAP measures to evaluate and manage the Company’s operations. The Company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. The determination of special items may not be comparable to similarly titled measures used by other companies.

As discussed in 3M’s 2007 Annual Report on Form 10-K, 2007 results included net gains that increased pre-tax operating income by $681 million. 2007 included gains related to the sale of businesses ($849 million) and a gain on sale of real estate ($52 million), which were partially offset by increases in environmental liabilities ($134 million), restructuring actions ($41 million), and other exit activities ($45 million). Net gains of $653 million were recorded for the three-months ended March 31, 2007 (first quarter of 2007), in addition to net gains of $22 million in the second quarter of 2007, net gains of $26 million in the third quarter of 2007, and net losses of $20 million in the fourth quarter of 2007.

As also discussed in 3M’s 2007 Annual Report on Form 10-K, 2006 results included net gains that increased pre-tax operating income by $523 million. 2006 included net benefits from gains related to the sale of certain portions of 3M’s branded pharmaceuticals business ($1.074 billion), which were partially offset by restructuring actions ($403 million), acquired in-process research and development expenses ($95 million), settlement costs of a previously disclosed antitrust class action ($40 million), and environmental obligations related to the pharmaceuticals business ($13 million).  These items primarily impacted the three-months ended December 31, 2006 (fourth quarter of 2006) with net gains totaling $585 million, except for the $40 million in settlement costs which were incurred in the second quarter of 2006 and certain costs related to the Company’s efforts to sell its pharmaceuticals business ($9 million in the second quarter of 2006 and $13 million in the third quarter of 2006).

The reconciliation provided below, which has been revised from what was previously reported to reflect the new segment structure effective in the first quarter of 2008, reconciles the non-GAAP operating income measure by business segment with the most directly comparable GAAP financial measure for the twelve months ended December 31, 2007 and 2006.

	Twelve-months ended Dec. 31, 2007			Twelve-months ended Dec. 31, 2006
OPERATING INCOME BY	GAAP		Adjusted	GAAP		Adjusted
BUSINESS SEGMENT	Operating	Special	Non-GAAP	Operating	Special	Non-GAAP
(Millions)	Income	items	Oper. Income	Income	Items	Oper. Income
Industrial and Transportation	$1,497	$9	$1,506	$1,338	$15	$1,353
Health Care	1,882	(791)	1,091	1,845	(673)	1,172
Display and Graphics	1,163	(51)	1,112	1,045	31	1,076
Consumer and Office	692	—	692	633	—	633
Safety, Security and Protection Services	611	29	640	549	10	559
Electro and Communications	492	41	533	410	54	464
Corporate and Unallocated	(144)	82	(62)	(124)	40	(84)
Total Operating Income	$6,193	$(681)	$5,512	$5,696	$(523)	$5,173